UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

TURTLE BEACH CORPORATION

(Name of Registrant As Specified In Its Charter)

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TURTLE BEACH CORPORATION

100 Summit Lake Dr. Ste 100

Valhalla, NY 10595

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF INFORMATION STATEMENT

To our stockholders:

NOTICE IS HEREBY GIVEN to you as a stockholder of Turtle Beach Corporation, a Nevada corporation (which we refer to in this Notice as the “Company,” “we,” “us” or “our”), that you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other things, the matters described below. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purpose only and, as a stockholder of the Company, you need not take any action.

Summary of Information Statement

The Board of Directors (the “Board of Directors” or the “Board”) of the Company has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), have executed a Written Consent of Stockholders approving an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the number of authorized shares of Common Stock of the Company from 50,000,000 shares to 100,000,000 shares.

By resolution of the Board effective May 12, 2015, the Board approved the Amendment, subject to stockholder approval under the Nevada Revised Statutes. Under the Nevada Revised Statutes and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. A majority of our stockholders subsequently approved the Amendment by written consent in lieu of a meeting on May 18, 2015.

The Information Statement is being furnished to our stockholders of record as of May 18, 2015 (the “Record Date”), for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the Amendment will be effective on or about            , 2015, and in no event less than 20 calendar days after the initial mailing of the Information Statement. We will mail the Notice of Stockholder Action Taken by Written Consent to the Stockholders on or about            , 2015.

Under Nevada law, our stockholders are not entitled to dissenter’s rights with respect to the Amendment or to demand appraisal of their shares as a result of the approval of the Amendment.

Your consent to the Amendment is not required and is not being solicited. The accompanying Information Statement will serve as notice of the approval of the Amendment by less than the unanimous written consent of our stockholders pursuant to the Exchange Act and the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By sending you this, we are notifying you that we are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on our website at http://www.turtlebeach.com. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting us in writing at Turtle Beach Corporation c/o Corporate Controller, 100 Summit Lake Drive, Suite 100, Valhalla, New York 10595 or by calling (toll-free) 914-345-2255. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Company’s most recent annual report and semiannual reports are available upon request, without charge, by contacting the Company at the address above.

If you want to receive a paper copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.

We thank you for your continued support of the Company.

By Order of the Board

Valhalla, New York	Juergen Stark,
, 2015	President and Chief Executive Officer

TURTLE BEACH CORPORATION

100 Summit Lake Dr. Ste 100

Valhalla, NY 10595

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(PRELIMINARY)

THIS INFORMATION STATEMENT IS FOR INFORMATION PURPOSES ONLY AND NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

A NOTICE OF THE INTERNET AVAILABILITY OF THIS INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT            , 2015

TO STOCKHOLDERS OF RECORD ON May 18, 2015.

Turtle Beach Corporation, a Nevada corporation (which we refer to in this Information Statement as the “Company,” “we,” “us” or “our”), is sending you this Information Statement for the purpose of informing you, as one of our stockholders, in the manner required under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, that our Board of Directors (the “Board of Directors” or the “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), as permitted by our bylaws and the Nevada Revised Statutes, have previously executed a Written Consent of Stockholders approving an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the number of authorized shares of common stock of the Company from 50,000,000 shares to 100,000,000 shares.

The Written Consent of Stockholders in Lieu of a Meeting is the only stockholder approval required to approve the Amendment. Accordingly, all necessary corporate approvals in connection with Amendment have been obtained, no further action by any other stockholder is required to approve the Amendment and we have not and will not be soliciting your approval of the Amendment.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY

Approval of the Amendment

The Board approved the Amendment on May 12, 2015, and the holders of a majority of the voting power of our stockholders have approved the Amendment on May 18, 2015, to increase our authorized shares of Common Stock from 50,000,000 to 100,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the Amendment to the Articles with the Secretary of State of the State of Nevada. We will file the Amendment to effect the increase in our authorized shares of Common Stock approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

Outstanding Shares and Reasons for the Amendment

Since the Company’s inception as Parametric Sound Corporation in June 2010, the Articles have authorized the Company to issue a maximum of 50.0 million shares of Common Stock, par value $0.001 per share. Immediately prior to the Merger (as defined below under the heading “Recent Change of Control”) in January 2014, there were approximately 7.3 million shares of Common Stock outstanding. In January 2014 we issued approximately 30.2 million shares of Common Stock to the former holders of VTBH stock as consideration for the Merger, which immediately reduced the number of authorized but unissued shares by more than 70%. In April 2014, we sold an additional 4.0 million shares of Common Stock in an underwritten public offering. As a result, as of the Record Date, we had approximately 42.1 million shares of Common Stock issued and outstanding. We are additionally authorized to issue up to 1,000,000 shares of Preferred Stock, none of which are issued and outstanding.

The Board believes that the increase in our authorized Common Stock will provide the Company greater flexibility with respect to the Company’s capital structure and that it is in the Company’s best interest to have additional shares of common stock authorized for general corporate purposes, including acquisitions, establishing strategic relationships with other companies, the issuance of shares upon conversion of existing or future equity derivative securities, expanding the Company’s business or product lines through the acquisition of other businesses or products or delaying or preventing a change of control. If the Amendment were not approved, the Company’s ability to engage in these types of transactions would be severely limited or delayed.

Effects of the Amendment

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. It is possible that some of these additional shares could be used in the future for various corporate purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products

The above description of the Amendment is qualified in its entirety by the actual text of the Amendment, which is set forth in Appendix A (subject to any changes required by applicable law) to this information statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement mentions our intention to carry out the Amendment. However, our Board may elect, in its sole discretion, to abandon the Amendment at any time. We caution you not to place undue reliance on the fact that we may carry out the Amendment. We do not intend to provide any update with respect to the status of the Amendment unless and until they become effective.

NO DISSENTER’S RIGHTS

The corporate action described in this Information Statement will not afford to any of our stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their stock.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of our officers or directors, and no person associated with any of them, have any interest in the Amendment that is different from every other stockholder.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Under the Nevada Revised Statutes and our bylaws, the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon is required to approve the Amendment. As of the Record Date, 42,147,238 shares of Common Stock were issued and outstanding. Each share of Common Stock entitled the holder thereof to one vote on the Amendment. We obtained the approval of the holders of a majority of the outstanding shares of our common stock on May 18, 2015.

RECENT CHANGE OF CONTROL

On January 15, 2014, the Company completed the merger (the “Merger”) of its wholly-owned subsidiary, Paris Acquisition Corp., a Delaware corporation (“Merger Sub”), with and into VTB Holdings, Inc., a Delaware corporation (“VTBH”), in accordance with the terms and conditions of the Agreement and Plan of Merger dated August 5, 2013 among the Company, VTBH and Merger Sub (the “Merger Agreement”). As a result of the Merger, VTBH, the surviving entity in the Merger, became a wholly-owned subsidiary of the Company, and the Company issued to the former holders of VTBH common stock and Series A Preferred Stock an aggregate of 30,227,100 shares of Common Stock. In addition, in accordance with the terms of the Merger Agreement, all outstanding options to purchase shares of VTBH common stock were converted into options to purchase shares of Common Stock and were assumed by the Company (the “Converted Options”). These newly issued shares of Common Stock, together with the Converted Options, represented approximately 80% of the total issued and outstanding shares of Common Stock, on a fully-diluted basis, immediately following the Merger.

The issuance of shares of Common Stock to the former holders of VTBH common stock and Series A Preferred Stock resulted in a change of control of the Company. The names of the former VTBH stockholders that received Common Stock in connection with the Merger are listed below in the Section entitled “Security Ownership of Certain Beneficial Owners and Management.”

For additional information about the Merger, see the Company’s Definitive Proxy Statement on Schedule 14A for the special meeting of stockholders held on December 27, 2013, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of the Record Date for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and executive officers and (iii) all of the Company’s directors and executive officers as a group. Other than as set forth below, we are not aware of any other stockholder who may be deemed a beneficial owner of more than 5% of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after May 18, 2015 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o Turtle Beach Corporation, 100 Summit Lake Dr. Ste 100, Valhalla, NY 10595.

Executive Officers and Directors	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares Beneficially Owned(2)
Juergen Stark(3)	1,705,634	3.8%
John Hanson(4)	127,740	*
Ronald Doornink(5)(6)	1,016,036	2.4%
Kenneth A. Fox (includes shares held by Stockholder Group (as defined below))(6)(7)	29,773,180	70.7%
William E. Keitel(8)	61,997	*
Laureen DeBuono(8)	3,997	*
Andrew Wolfe, Ph.D.(9)	15,000	*
Robert Andris(10)	92,305	*
All executive officers and directors as a group (10 persons)(11)	31,779,853	72.1%

Certain Other Stockholders (excludes Executive Officers and Directors)	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares Beneficially Owned(2)	Number of Shares Held of Record	Percentage of Shares Owned of Record(2)
SG VTB Holdings, LLC(6)(12)
402 West 13th Street
New York, New York 10014	29,773,180	70.7%	15,438,830	36.6%
Carmine Bonanno(6)
39 Albermarle Road
White Plains, New York 10605	5,633,233	13.4%	5,633,233	13.4%
Frederick Romano(6)
3176 Arbour Lane
Yorktown Heights, New York 10598	5,633,233	13.4%	5,633,233	13.4%
Doornink Revocable Living Trust, dated December 17, 1996, as amended(6)	1,016,036	2.4%	1,016,036	2.4%
Ronald Doornink 2012 Irrevocable Trust, dated November 30, 2012(6)	1,007,908	2.4%	1,007,908	2.4%
Martha M. Doornink 2012 Irrevocable Trust, dated November 30, 2012(6)
601 Delaware Avenue, Floor 2
Wilmington, Delaware 19801	1,007,908	2.4%	1,007,908	2.4%
Michael Rowe(6)
1032 Canyon Creek Drive
Rochester Hills, Michigan 48306	35,996	*	35,996	*
Amie Rowe(6)
17340 College Parkway
Livonia, Michigan 48152	35,996	*	35,996	*
Stockholder Group (8 persons)(6)	29,773,180	70.7%	29,773,180	70.7%

*	Less than 1%.
(1)	As used in this table, beneficial ownership means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security.
(2)	Percentage ownership is based upon 42,147,238 shares of Common Stock outstanding as of the Record Date.
(3)	Includes options currently exercisable and those exercisable within 60 days of May 18, 2015 for an aggregate of 1,665,634 shares of Common Stock.
(4)	Includes options currently exercisable and those exercisable within 60 days of May 18, 2015 for an aggregate of 127,740 shares of Common Stock.
(5)	Includes 1,016,036 shares of Common Stock held by the Doornink Revocable Living Trust, dated December 17, 1996, as amended (the “1996 Trust”). Mr. Doornink and his wife are the co-trustees of the 1996 Trust, and, as such, Mr. Doornink may be deemed to share beneficial ownership of such shares. Mr. Doornink expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.
(6)	On January 27, 2014, SG VTB Holdings, LLC (“SG VTB”), the Ronald Doornink 2012 Irrevocable Trust dated November 30, 2012 (the “RD 2012 Trust”), the Martha M. Doornink 2012 Irrevocable Trust dated November 30, 2012 (the “MD 2012 Trust”), the 1996 Trust, Carmine Bonanno, Frederick Romano, Michael Rowe and Amie Rowe (collectively, the “Stockholder Group”) jointly filed, and on May 22, 2014 filed an amendment to, a Schedule 13D (the “Schedule 13D”) with the SEC. The Stockholder Group made a single, joint filing to reflect the formation of a “group” within the meaning of Section 13(d)(3) of the Exchange Act. Pursuant to a Stockholder Agreement, dated August 5, 2013, as amended, by and among the members of the Stockholder Group (the “Stockholder Agreement”), the Stockholder Group has agreed to aggregate their voting power with respect to the election of directors of the Company that have been designated by SG VTB. As a result of the Stockholder Agreement, SG VTB and Mr. Fox (in his capacity as the sole manager of SG VTB) may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, and to share the power to vote or direct the vote of, 29,773,180 shares of Common Stock held, in the aggregate, by the Stockholder Group. In order for a member of the Stockholder Group other than SG VTB or Mr. Fox (each other member, a “Non-SG Member”) to be treated as having or sharing beneficial ownership of securities held by any other member of the Stockholder Group, evidence beyond formation of the group under Rule 13d-5(b) would need to exist. Since the Non-SG Members do not have the right to designate a director to the Company’s board of directors or otherwise share the power to vote or direct the vote of any securities held by any other member of the Stockholder Group, no Non-SG Member is deemed to beneficially own any securities held by another member of the Stockholder Group solely as a result of entering into the Stockholder Agreement. While certain members of the Stockholder Group share voting power as described above, each member of the Stockholder Group retains sole dispositive power with respect to any shares held by such member, subject to the terms of the Stockholder Agreement. Each member of the Stockholder Group expressly disclaims beneficial ownership of any shares owned by any other member of the Stockholder Group except to the extent of such member’s pecuniary interest therein.
(7)	Includes 29,773,180 shares of Common Stock beneficially owned by SG VTB. Mr. Fox is the sole manager of SG VTB and, as such, has voting and investment control over the securities held by SG VTB. By virtue of his relationship with SG VTB, Mr. Fox may be deemed to share beneficial ownership of such shares. Mr. Fox expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.
(8)	Includes options currently exercisable and those exercisable within 60 days of May 18, 2015 for an aggregate of 799 shares of Common Stock.
(9)	Includes options currently exercisable and those exercisable within 60 days of May 18, 2015 for an aggregate of 15,000 shares of Common Stock.
(10)	Includes options currently exercisable and those exercisable within 60 days of May 18, 2015 for an aggregate of 92,305 shares of Common Stock.
(11)	Includes options currently exercisable and those exercisable within 60 days of May 18, 2015 for an aggregate of 1,901,478 shares of Common Stock.
(12)	Includes 15,438,830 shares held of record and 14,334,350 shares of Common Stock beneficially owned as a result of the Stockholder Group. SG VTB disclaims beneficial ownership of any such beneficially owned shares except to the extent of its pecuniary interest therein.

MISCELLANEOUS

Expense of this Information Statement

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 100 Summit Lake Dr. Ste 100, Valhalla, NY 10595 Attn: Corporate Controller, Phone Number: 914-345-2255.

Stockholders Sharing an Address

Only one Notice of the Internet Availability of this Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of the Notice of the Internet Availability of this Information Statement (or a paper copy of this Information Statement) to any stockholder at a shared address to which a single copy of the Notice of the Internet Availability of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate or paper copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given by mail to our address at 100 Summit Lake Dr. Ste 100, Valhalla, NY 10595, Attn: Corporate Controller, Phone Number: 914-345-2255. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Controller at the address stated above.

Additional Information

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board

Valhalla, New York	Juergen Stark,
, 2015	President and Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION (AS AMENDED)

OF

TURTLE BEACH CORPORATION

TURTLE BEACH CORPORATION, a corporation incorporated under the name “Parametric Sound Corporation” on June 2, 2010 and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada (the “Corporation”) does hereby certify:

FIRST: That, on May 12, 2015, a resolution of the Board of Directors was duly adopted setting for a proposed amendment to the Articles of Incorporation (as amended) of the Corporation in the form set forth below (the “Amendment”), declaring said Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

“RESOLVED, that the Articles of Incorporation (as amended) of the Corporation shall be amended by deleing Section 5.1 in its entirety and replacing it with the following:

“5.1 Authorized Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is one hundred one million (101,000,000) shares, consisting of (a) one hundred million (100,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) one million (1,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:””

SECOND: Thereafter, pursuant to the resolution of the Board of Directors, the proposed amendment was approved by the stockholders of the Corporation by written consent on May 18, 2015.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Sections 78.390 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation of the Corporation, as amended, to be executed by Juergen Stark, its President and Chief Executive Officer, on this day of         , 2015.

TURTLE BEACH CORPORATION

X
Juergen Stark
President and Chief Executive Officer